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                                                                    Exhibit 23.1


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-30423 of Gaylord Container Corporation on Form S-4 of our report dated November 4, 1996, included in the Annual Report on Form 10-K of Gaylord Container Corporation, and to the use of our report dated November 4, 1996, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP

Chicago, Illinois

August 22, 1997